Exhibit 99.2

NASDAQ, INC. PRICES $550 MILLION SENIOR NOTES OFFERING

NEW YORK, March 2, 2022 — Nasdaq, Inc. (the “Company”) (Nasdaq: NDAQ) today announced that it priced a public offering of $550,000,000 aggregate principal amount of 3.950% senior notes due 2052 (the “Offering”). The Company expects to use the net proceeds from the Offering to reduce indebtedness and for other general corporate purposes. The Offering is expected to close on March 7, 2022, subject to customary closing conditions.

J.P. Morgan Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Skandinaviska Enskilda Banken AB will act as joint book-running managers for the Offering. ICBC Standard Bank plc, Siebert Williams Shank & Co., LLC, TD Securities (USA) LLC, Academy Securities, Inc., Loop Capital Markets LLC and R. Seelaus & Co., LLC are acting as co-managers for the Offering.

The Offering is being made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Before investing, you should read the prospectus supplement and accompanying prospectus, as well as other documents the Company has filed with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor. Telephone: (212) 834-4533; BofA Securities, Inc. at NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, NY 10020 Attention: Debt Capital Markets. Telephone: (866) 271-7403; or Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, by email at wfscustomerservice@wellsfargo.com or by calling 1-800-645-3751.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the Offering, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, the impact of the COVID-19 pandemic on the Company’s business, operations, results of operations, financial condition, workforce or the operations or decisions of its customers, suppliers or business partners, and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on the Company’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Its diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence.

Nasdaq Media Relations Contact:

Will Briganti

+1.646.964.8169

William.Briganti@nasdaq.com

Nasdaq Investor Relations Contact:

Ed Ditmire, CFA

+1.212.401.8737

Ed.Ditmire@nasdaq.com

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